UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.                                        Other Events.

Third Closing of PHH Home Loans Asset Sales

On October 23, 2017, PHH Corporation (the “Company”) closed the third sale of certain assets of PHH Home Loans, LLC (“PHH Home Loans”) and RMR Financial, LLC (“RMR”), a wholly-owned subsidiary of PHH Home Loans, to Guaranteed Rate Affinity, LLC (“GRA”), a new joint venture formed by subsidiaries of Realogy Corporation (“Realogy”) and Guaranteed Rate, Inc., pursuant to the asset purchase agreement dated as of February 15, 2017, by and among the Company, PHH Home Loans, RMR and GRA. PHH Home Loans is a joint venture between the Company and Realogy, which provides mortgage origination services for brokers associated with brokerages owned or franchised by Realogy.

The purchase price paid by GRA for the third sale was $14 million (which represents 20% of the total purchase price for the asset sales) and the Company expects to recognize $7 million of pre-tax gain from the sale, which is net of the portion of the proceeds attributable to Realogy’s interest in PHH Home Loans.   This third asset sale closing included assets related to PHH Home Loans’ Western Region operations.

The remaining asset sales are expected to be effected over two additional closings, with 20% of the purchase price to be paid at each closing.  Each additional closing for the remaining asset sales is subject to the satisfaction or waiver of the conditions applicable to such closing, including receipt of certain specified licensing approvals.  There can be no assurance that the sales of the remaining assets of PHH Home Loans will close as contemplated, if at all.  The Company and GRA are parties to the above-referenced asset purchase agreement. There are no other pre-existing relationships between GRA and the Company.

As previously disclosed, in connection with the PHH Home Loans asset sales, the Company entered into an agreement to purchase Realogy’s 49.9% ownership interests in PHH Home Loans, for an amount equal to Realogy’s interest in the residual equity of PHH Home Loans after the final closing of the asset sale transactions. At the completion of the above described transactions, the Company expects to monetize its net investment in the PHH Home Loans legal entity. If all of these actions are completed, the Company estimates it will receive total proceeds of approximately $92 million from the asset sales and subsequent monetization of the Company’s net investment in PHH Home Loans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William Brown
	Name:	William Brown
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: October 24, 2017